UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 29, 2005
Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT		06156
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(860) 273-0123

Former name or former address, if changed since last report:		Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Section 9 — Financial Statements and Exhibits
SIGNATURES
EX-3.1: AMENDED AND RESTATED BY-LAWS

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 29, 2005, the Board appointed Molly J. Coye, M.D., a director of the Company effective October 1, 2005. Dr. Coye will be a member of the Board’s Medical Affairs Committee. With the appointment of Dr. Coye, the Company’s Board consists of twelve directors.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Effective September 29, 2005, the Board amended Section 2.01 of the Company’s By-Laws to provide that the Board may not alter the size of the Board beyond a range established by the Company’s shareholders. A copy of Aetna Inc.’s By-Laws as amended and restated to reflect such change is filed herewith as Exhibit 3.1 and hereby incorporated in this Item 5.03 by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
3.1	Aetna Inc. Amended and Restated By-Laws, as amended on September 29, 2005
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.

Date: October 4, 2005	By:	/s/ Ronald M. Olejniczak
Name: Ronald M. Olejniczak
Title: Vice President and Controller

Exhibit
Number	Description
Exhibit 3.1	Aetna Inc. Amended and Restated By-Laws, as amended on September 29, 2005